Exhibit 5.1

9070 S Rita Road, Suite 1500

Tucson, AZ 85747

Telephone (520) 628-7415

December 15, 2025

Applied Energetics, Inc.

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

Re:	Applied Energetics, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel and Chief Legal Officer to Applied Energetics, Inc., a Delaware corporation (the “Company”), and am rendering this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the sales, if any, of up to 11,391,064 shares (the “Shares”).of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and warrants to purchase additional shares of Common Stock, previously issued to the “Selling Stockholders” named in the Registration Statement.

You have requested my opinion as to the matters set forth below in connection with the issuance of the Shares. For purposes of rendering this opinion, I am familiar with the Registration Statement, and we have examined the Company’s Certificate of Incorporation, as amended to date, the Company’s By-laws, as amended to date, and corporate actions of the Company that provided for the issuance of the Shares. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion. I have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to my opinion, I have also relied on statements of an officer of the Company.

In such examination, I have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement will have been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; (v) that the Registered Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing, it is my opinion that

(i)	the Issued Shares listed in the Registration Statement are validly issued, fully paid and non-assessable, and

(ii)	the Warrant Shares underlying the Warrants, when issued upon exercise of the Warrants as provided therein, will be validly issued, fully paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with the issuance, sale and resale of the Issue Shares and Award Shares subject to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, I am opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter.

Very truly yours,

/s/ Mary P. O’Hara
Mary P. O’Hara
General Counsel and CLO